                                                         Reg. No.

                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549


                                     FORM S-8

                              Registration Statement
                                       under
                      The Securities Act of 1933, as amended



                         OKLAHOMA GAS AND ELECTRIC COMPANY
                (Exact name of registrant as specified in charter)

                OKLAHOMA                                73-0382390
         (State or other jurisdiction of             (I.R.S. Employer
          incorporation or organization)            Identification No.)


     101 North Robinson, P.O. Box 321, Oklahoma City, Oklahoma  73101-0321
     Telephone:  (405)272-3000

                     (Address of principal executive offices)

                         Oklahoma Gas and Electric Company
                        Employees' Retirement Savings Plan
                               (Full title of plan)

          PETER D. CLARKE                 JAMES G. HARLOW, JR.
          Gardner, Carton & Douglas       Chairman of the Board and President
          321 North Clark Street          Oklahoma Gas and Electric Company
          Suite 3100                      101 North Robinson
          Chicago, Illinois  60610        Oklahoma City, Oklahoma  73102
          (312) 245-8685                  (405) 272-3000

                     (Name and address of agents for service)

                          CALCULATION OF REGISTRATION FEE
   --------------------------------------------------------------------------

                                      Proposed       Proposed
     Title of each        Amount      maximum        maximum       Amount of
   class of securities    to be    offering price   aggregate    registration
    being registered    registered   per share    offering price      fee
   --------------------------------------------------------------------------
   Common Stock, Par Value
   $2.50 per share(1)  1,500,000 shs. $36.375 (2)  $54,562,500 (2) $18,814.79
   --------------------------------------------------------------------------

   (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

   (2) These amounts are estimates made solely for the purpose of determining the registration fee, and are based on the average of the high and low prices of the Common Stock as reported by The Wall Street Journal as New York Stock Exchange - Composite Transactions for January 31, 1994.

                                      PART II
                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3. Incorporation of Documents by Reference.

        The following documents, as filed with the Securities and Exchange Commission, are incorporated herein by reference: (i) the report on Form 11-K for the year ended December 31, 1992, of the Oklahoma Gas and Electric Company Employees' Thrift Plan (the "Plan"), (ii) the Annual Report on Form 10-K for the year ended December 31, 1992, of Oklahoma Gas and Electric Company (the "Registrant"), (iii) the Registrant's Quarterly Report on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993, (iv) the Registrant's Current Report on Form 8-K dated October 1, 1993, and (v) the description of the Registrant's Common Stock contained in Exhibit 28.02 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990. All documents filed by the Registrant or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment, which indicates that all of the securities offered hereby have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

   Item 4. Description of Securities.

        The Registrant's Common Stock is registered under Section 12 of the Exchange Act.

   Item 5.  Interests of Named Experts and Counsel.

        The financial statements and schedules of the Registrant included or incorporated by reference in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992, to the extent and for the periods indicated in their reports included or incorporated by reference in said Form 10-K, have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

        The financial statements and schedules of the Plan included in the Plan's Form 11-K Annual Report for the year ended December 31, 1992, have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

   Item 6. Indemnification of Directors and Officers.

        Provisions of the Annotated Oklahoma Statutes provide that the Company may, and in some circumstances must, indemnify the directors and officers of the Company against liabilities and expenses incurred by any such person by reason of the fact that such person was serving in such capacity subject to certain limitations and conditions set forth in the statutes. Substantially similar provisions that require such indemnification are contained in the Company's Restated Certificate of Incorporation, which is filed as Exhibit 4.01 to the Company's Post-Effective Amendment No. Two to Registration Statement No. 2-94973 and

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

   incorporated herein by this reference. The Company's Restated Certificate of Incorporation also contains provisions limiting the liability of the Company's directors in certain instances. The Company has an insurance policy covering its directors and officers against certain personal liability, which may include liabilities under the Securities Act of 1933, as amended.

   Item 7.  Exemption from Registration Claimed.

        Not applicable

   Item 8.  Exhibits.

        4.01 Copy of Employees' Retirement Savings Plan of Oklahoma Gas and Electric Company, formerly known as the Employees' Thrift Plan.

        4.02 Copy of Trust Agreement Under Employees' Retirement Savings Plan, between Oklahoma Gas and Electric Company and Fidelity Management Trust Company.

        4.03      Restated Certificate of Incorporation, as amended (filed as
                  Exhibit 4.01 to the Registrant's Post-Effective Amendment No. Two to Registration Statement No. 2-94973 and incorporated herein by reference).

        4.04 Supplemental Trust Indenture, dated September 14, 1976 (filed as Exhibit 2.19 to Registration Statement 2-59887 and incorporated by reference herein).

        4.05 By-laws (filed as Exhibit 4.02 to the Registrant's Post-Effective Amendment No. Two to Registration Statement No. 2-94973 and incorporated by reference herein).

        5.01 The Registrant hereby undertakes that it: (i) will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and
                  (ii) has made or will make all changes required by the IRS in order to qualify the Plan.

        23.01     Consent of expert.

        24.01     Power of attorney.

   Item 9.  Undertakings.

   A.   INDEMNIFICATION

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by

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

   such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

   B.   SUBSEQUENT EXCHANGE ACT DOCUMENTS.

        The undersigned Registrant and Plan hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   C.   OTHER

        The undersigned Registrant and Plan hereby also undertake

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant or Plan pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


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

                                    SIGNATURES

   THE REGISTRANT

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, and State of Oklahoma on the 4th day of February, 1994.

                            OKLAHOMA GAS AND ELECTRIC COMPANY
                                      (Registrant)


                             /s/ J.G. Harlow, Jr.

                            By:  J.G. Harlow, Jr.
                                 Chairman of the Board and President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signatures                    Title                         Date
    ----------------    ------------------------------         -------------
   /s/ J.G. Harlow, Jr.
   J.G. Harlow, Jr.     Chairman of the Board of             February 4, 1994
                        Directors, Principal Executive
                        Officer and Director;

   /s/ A.M. Strecker
   A.M. Strecker        Principal Financial Officer; and     February 4, 1994


   /s/ B.G. Bunce
   B.G. Bunce           Principal Accounting Officer.        February 4, 1994


                          _________________________


   HERBERT H. CHAMPLIN            Director;
   WILLIAM E. DURRETT             Director;
   MARTHA W. GRIFFIN              Director;
   HUGH L. HEMBREE, III           Director;
   JOHN F. SNODGRASS              Director;
   BILL SWISHER                   Director;
   JOHN A. TAYLOR                 Director; and
   RONALD H. WHITE                Director.



    /s/ J.G. HARLOW, JR.

   By:  J.G. HARLOW, JR.
       (attorney-in-fact)                                    February 4, 1994

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

   THE PLAN

        The undersigned consist of all of the members of the Committee having the responsibility for the administration of the Oklahoma Gas and Electric Company Employees' Retirement Savings Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, and State of Oklahoma on the 4th day of February, 1994.

                         Oklahoma Gas and Electric Company
                        Employees' Retirement Savings Plan


                      By   /s/ H.L. Grover
                        _____________________________________
                               H.L. Grover
                               Chairman



                      By   /s/ Irma B. Elliott
                        ____________________________________
                               Irma B. Elliott
                               Member



                      By   /s/ R.P. Schmid
                        ___________________________________
                               R.P. Schmid
                               Member






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

                                   EXHIBIT INDEX


        4.01 Copy of Employees' Retirement Savings Plan of Oklahoma Gas and Electric Company, formerly known as the Employees' Thrift Plan.

        4.02 Copy of Trust Agreement Under Employees' Retirement Savings Plan, between Oklahoma Gas and Electric Company and Fidelity Management Trust Company.

        4.03      Restated Certificate of Incorporation, as amended (filed as
                  Exhibit 4.01 to the Registrant's Post-Effective Amendment No. Two to Registration Statement No. 2-94973 and incorporated herein by reference).

        4.04 Supplemental Trust Indenture, dated September 14, 1976 (filed as Exhibit 2.19 to Registration Statement 2-59887 and incorporated by reference herein).

        4.05 By-laws (filed as Exhibit 4.02 to the Registrant's Post-Effective Amendment No. Two to Registration Statement No. 2-94973 and incorporated by reference herein).

        5.01 The Registrant hereby undertakes that it: (i) will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and
                  (ii) has made or will make all changes required by the IRS in order to qualify the Plan.

       23.01      Consent of expert.

       24.01     Power of attorney.

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